U.S. SMALL BUSINESS ADMINISTRATION
LOAN AGREEMENT

This U.S. Small Business Administration Loan Agreement ("Agreement") is made and entered into as of May 2, 2005, by and between COMMUNITY NATIONAL BANK, a national banking association ("Lender"), and the undersigned Borrower(s) and Guarantor(s) as follows:

1. Borrower(s) has/have applied to Lender for a loan or other financial accommodations (the "Loan") to be guaranteed by the U.S. Small Business Administration ("SBA").

2. SBA has authorized the Loan from Lender to Borrower(s) on the terms and conditions set forth in the Authorization and Loan Agreement ("Authorization"), a copy of which is attached hereto as Exhibit "A" and hereby incorporated by reference.

3. Borrower(s) and Guarantor(s) acknowledge that they have read and understand each of the terms, conditions, representations, warranties, obligations, and covenants contained in the attached Authorization, and Borrower(s) and Guarantor(s) hereby certify as true and correct and hereby agree to comply with and to perform each of the terms, conditions, representations, warranties, obligations, and covenants contained in the Authorization.

4. Borrower(s) and Guarantor(s) acknowledge that Lender, in making the Loan, is acting in reliance upon the representations by Borrower(s) and Guarantor(s) to comply with and to perform each of the terms, conditions, representations, warranties, obligations, and covenants contained in the Authorization.

5. Borrower(s) and Guarantor(s) hereby agree that any failure of any Borrower or Guarantor to comply with or to perform when due any term, condition, warranty, representation, obligation, or covenant contained in the Authorization shall constitute a default under the Loan, and that Lender shall thereupon have the right to exercise any right or remedy which it has under the Loan or any of the documents related to the Loan or which are otherwise available by law or in equity or by statute.

DATED: MAY 2, 2005 BORROWER: CENTERSTAGING MUSICAL PRODUCTION, INC., A CALIFORNIA CORPORAITON

DATED: MAY 2, 2005

JOHNNY CASWELL, PRESIDENT

GUARANTOR: JOHN G. CASWELL

DATED: MAY 2, 2005

JOHN G. CASWELL, AS AN INDIVIDUAL

DATED: MAY 2, 2005

GUARANTOR: JAN P. PARENT

JAN P. PARENT, AS AN INDIVIDUAL

GUARANTOR: JAN & JOHNNY, INC., A CALIFORNIA CORPORATION

JOHN CASWELL, PRESIDENT

EXHIBIT "A"

U.S. Small Business Administration

AUTHORIZATION
(SBA 7(A) GUARANTEED LOAN)

SBA Loan #	PLP 88293640-07 LA
SBA Loan Name	CenterStaging Musical Productions, Inc., a California Corporation
Approval Date	April 29, 2005

Lender:

Community National Bank
900 Canterbury Place, Suite 200
Escondido, CA 92025

U. S. Small Business Administration (SBA):
Los Angeles District Office

330 North Brand Boulevard, Suite 1200
Glendale, CA 91203-2304

SBA approves, under Section 7(a) of the Small Business Act as amended, Lender's application, received April 28, 2005, for SBA to guarantee 75.00% of a loan ("Loan") in the amount of $2,000,000.00 to assist:

Borrower:
1. CenterStaging Musical Productions, Inc., a California Corporation 3407 Winona Avenue Burbank, CA 91504

All requirements in the Authorization which refer to Borrower also apply to any Co-Borrower.

A. THE GUARANTEE FEE IS $53,750.00.

Lender must pay the guarantee fee within 90 days of the approval date of this Authorization. Failure to timely pay the guarantee fee will result in cancellation of the SBA guarantee. The 90-day deadline may not be extended. Lender must send the guarantee fee to the Small Business Administration, Denver, CO 80259-0001. The remittance check must show the Loan number. No part of the guarantee fee is refundable if Lender has made any disbursement. Lender may collect this fee from Borrower after initial disbursement of Loan. Borrower may use Loan proceeds to reimburse Lender for the guarantee fee. For loans of $150,000 or less, Lender may retain 25% of the guarantee fee but must remit the remainder to SBA.

B. **ONGOING SERVICING FEE**

1. Lender agrees to pay SBA an ongoing fee equal to 0.50 of one percent per year of the guaranteed portion of the outstanding balance.
2. Lender may not charge or otherwise pass through this fee to Borrower.

C. **IT IS LENDER'S SOLE RESPONSIBILITY TO:**

1. Close the Loan in accordance with the terms and conditions of this Authorization.
2. Obtain valid and enforceable Loan documents, including obtaining the signature or written consent of any obligor's spouse if such consent or signature is necessary to bind the marital community or create a valid lien on marital property.
3. Retain all Loan closing documents. Lender must submit these documents, along with other required documents, to SBA for review if Lender requests SBA to honor its guarantee on the Loan, or at any time SBA requests the documents for review.

D. **REQUIRED FORMS**

1. Lender may use its own forms except as otherwise instructed in this Authorization. Lender must use the following SBA forms for the Loan:
   SBA Form 147, Note

   SBA Form 1050, Settlement Sheet, for each disbursement
   SBA Form 159, Compensation Agreement, for each representative
   SBA Form 722, Equal Opportunity Poster SBA Form 793, Notice to
   New Borrowers SBA Form 148, Guarantee

2. Lender may use computer-generated versions of mandatory SBA Forms, as long as these versions are exact reproductions.

3. Lenders must submit completed SBA Forms 159 for non-PLP loans to the SBA immediately after final disbursement.

E. **CONTINGENCIES-**SBA issues this Authorization in reliance on representations in the Loan application, including supporting documents. The guarantee is contingent upon Lender:

1. Having and complying with a valid SBA Loan Guarantee Agreement (SBA Form 750 or SBA Form 750B for short-term loans) and any required supplemental guarantee agreements, between Lender and SBA;

2. Having paid the full guarantee fee in the time and manner required by this Authorization and the SOP;

3. Complying with the current SBA Standard Operating Procedures (SOP);

4. Making initial disbursement of the Loan no later than 6 months, and completing disbursement no later than 12 months, from the date of this Authorization, unless either disbursement period is extended by proper SBA procedures;

5. Having no evidence since the date of the Loan application, or since any preceding disbursement, of any unremedied adverse change in the financial condition, organization, management, operation, or assets of Borrower which would warrant withholding or not making any further disbursement, and;

6. Satisfying all of the conditions in this Authorization.

F. **NOTE TERMS:**

1. **Maturity:** This Note will mature in 10 years from date of initial disbursement.

2. **Repayment Terms:** Lender must insert onto SBA Note, Form 147, to be executed by Borrower, the following terms, without modification. Lender must complete all blank terms on the Note at time of closing:

   The interest rate on this Note will fluctuate. The initial interest rate is 8.50% per year. This initial rate is the prime rate on the date SBA received the loan application, plus 2.75%. The initial interest rate must remain in effect until the first change period begins.

   Borrower must pay principal and interest payments of $24,797.14 every month, beginning one month from the month of initial disbursement on this Note; payments must be made on the same day as the date of initial disbursement on this Note in the months they are due.
   Lender will apply each installment payment first to pay interest accrued to the day Lender receives the payment, then to bring principal current, then to pay any late fees, and will apply any remaining balance to reduce principal.

   The interest rate will be adjusted every calendar quarter (the "change period").

   The "Prime Rate" is the prime rate in effect on the first business day of the month in which an interest rate change occurs, as published in the Wall Street Journal on the next business day.

   The adjusted interest rate will be 2.75% above the Prime Rate. Lender will adjust the interest rate on the first calendar day of each change period. The change in interest rate is effective on that day whether or not Lender gives Borrower notice of the change.

   Lender must adjust the payment amount at least annually as needed to amortize principal over the remaining term of the note.

   If SBA purchases the guaranteed portion of the unpaid principal balance, the interest rate becomes fixed at the rate in effect at the time of the earliest uncured payment default. If there is no uncured payment default, the rate becomes fixed at the rate in effect at the time of purchase.

   Loan Prepayment:

   Notwithstanding any provision in this Note to the contrary:

   Borrower may prepay this Note. Borrower may prepay 20% or less of the unpaid principal balance at any time without notice. If Borrower prepays more than 20% and the Loan has been sold on the secondary market, Borrower must:

   a. Give Lender written notice;

   b. Pay all accrued interest; and

   c. If the prepayment is received less than 21 days from the date Lender receives the notice, pay an amount equal to 21 days' interest from the date lender receives the notice, less any interest accrued during the 21 days and paid under subparagraph b., above.

If Borrower does not prepay within 30 days from the date Lender receives the notice, Borrower must give Lender a new notice.

All remaining principal and accrued interest is due and payable 10 years from date of initial disbursement.

Late Charge: If a payment on this Note is more than 10 days late, Lender may charge Borrower a late fee of up to 5.00% of the unpaid portion of the regularly scheduled payment.

3. Lender must include in the Note the following language for residential property located in California:
"Borrower acknowledges this Note is secured by a Deed of Trust in favor of Lender on real property located in ____________________ County, State of California. That Deed of Trust contains the following due-on-sale provision:... " (Lender must add to the Note the due on sale clause exactly as it appears in the Deed of Trust.)

G. USE OF PROCEEDS

1. $1,939,975.00 to purchase Machinery & Equipment.

2. $53,750.00 to pay the guarantee fee. (Lender may not disburse Loan proceeds solely to pay the guarantee fee).

3. $6,275.00 for soft costs.

All amounts listed above are approximate. Lender may not disburse Loan proceeds solely to pay the guarantee fee. Lender may disburse to Borrower, as working capital only, funds not spent for the listed purposes as long as these funds do not exceed 10% of the specific purpose authorized or $10,000.00, whichever is less. An Eligible Passive Company may not receive working capital funds.

Lender must document that Borrower used the loan proceeds for the purposes stated in this Authorization. Lender must complete SBA Form 1050, Settlement Sheet, for each disbursement and retain these forms in its Loan file. Lender must retain, with the Form 1050, documentation supporting the disbursement of proceeds as authorized, such as joint payee checks or evidence of deposit into controlled accounts.

H. COLLATERAL CONDITIONS

Lender must obtain a lien on 100% of the interests in the following collateral and properly perfect all lien positions:

1. **Second Deed of Trust (including due on sale clause, water rights and assignment of rents) on land and improvements** located at 2820 N. Hollywood Way, Burbank, CA 91505. This property is commercial.
   a. Subject only to prior lien(s) as follows:

      (1) First: Grand Pacific Financing Corp. in the amount of $3,150,000.00

   b. Evidence of title and priority of lien must be based upon:

      (1) ALTA Loan Policy, insuring lender and assigns, in the amount of $2,000,000.00, with 100, 116, 111.5 endorsements.

2. **First Perfected Security Interest, subject to no other liens, in the following personal property** (including any proceeds and products), whether now owned or later acquired, wherever located: Equipment; Inventory; Accounts; Instruments; Chattel Paper; General Intangibles;

   a. Lender must obtain a written agreement from all Lessors (including sublessors) agreeing to: (1) Subordinate to Lender Lessor's interest, if any, in this property; (2) Provide Lender written notice of default and reasonable opportunity to cure the default; and (3) Allow Lender the right to take possession and dispose of or remove the collateral.

   b. Lender must obtain a list of all equipment and fixtures that are collateral for the Loan. For items with a unit value of $500 or more, the list must include a description and serial number, if applicable.

   c. Lender must obtain an appropriate Uniform Commercial Code lien search evidencing all required lien positions. If UCC search is not available, another type of lien search may be substituted.

3. **Guarantee on SBA Form 148,** by Jan P. Parent, resident in California.

4. **Guarantee on SBA Form 148,** by John G. Caswell, resident in California.

5. **Guarantee on SBA Form 148,** by Jan & Johnny, Inc., a California Corporation, in California.

The following language must appear in all lien instruments including Mortgages, Deeds of Trust, and Security Agreements:

"The Loan secured by this lien was made under a United States Small Business Administration (SBA) nationwide program which uses tax dollars to assist small business owners. If the United States is seeking to enforce this document, then under SBA regulations:

a) When SBA is the holder of the Note, this document and all documents evidencing or securing this Loan will be construed in accordance with federal law.

b) Lender or SBA may use local or state procedures for purposes such as filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using these procedures, SBA does not waive any federal immunity from local or state control, penalty, tax or liability. No Borrower or Guarantor may claim or assert against SBA any local or

state law to deny any obligation of Borrower, or defeat any claim of SBA with respect to this Loan.

Any clause in this document requiring arbitration is not enforceable when SBA is the holder of the Note secured by this instrument. "

California Mandatory Provision-The following language must appear in all guarantees if any borrower or any real estate is located in California:

"Guarantor waives its rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to the guarantor by reason of California Civil Code Sections 2787 to 2855, inclusive.

The guarantor waives all rights and defenses that the guarantor may have because the debtor's debt is secured by real property. This means, among other things:

(1) The creditor may collect from the guarantor without first foreclosing on any real or personal property collateral pledged by the debtor.
(2) If the creditor forecloses on any real property collateral pledged by the debtor:

(A) The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.
(B) The creditor may collect from the guarantor even if the creditor, by foreclosing on the real property collateral, has destroyed any right the guarantor may have to collect from the debtor.

This is an unconditional and irrevocable waiver of any rights and defenses the guarantor may have because the debtor's debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure.

The guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise. "

If Guarantee is secured by Deed of Trust on residential property in California, Lender must also include in the guarantee the following language:

"Guarantor acknowledges that this Guarantee is secured by a Deed of Trust in favor of Lender On real property located in ____________________ County, California. That Deed of Trust contains the following due-on-sale provision:... " (Lender must add to the Guarantee the due on sale clause exactly as it appears in the Deed of Trust.)

I. ADDITIONAL CONDITIONS 1.

Insurance Requirements

Prior to disbursement, Lender must require Borrower to obtain the following insurance coverage and maintain this coverage for the life of Loan:

a. **Flood Insurance.** If FEMA Form 81-93 reveals that any portion of the real property, equipment, fixtures or inventory that is collateral for the loan is located in a special flood hazard zone, Lender must require Borrower to obtain Federal flood insurance, or other appropriate special hazard insurance, in amounts equal to the lesser of the insurable value of the property or the maximum limit of coverage available. Insurance coverage must contain a MORTGAGEE CLAUSE/LENDER'S LOSS PAYABLE CLAUSE (or substantial equivalent) in favor of Lender. This clause must provide that any act or neglect of the mortgagor or owner of the insured property will not invalidate the interest of Lender. (Borrower will be ineligible for any future SBA disaster assistance or business loan assistance if Borrower does not maintain any required flood insurance for the entire term of the Loan.)

b. **Real Estate Hazard Insurance** coverage on all real estate that is collateral for the Loan in the amount of the full replacement cost. If full replacement cost insurance is not available, coverage should be for maximum insurable value. Insurance coverage must contain a MORTGAGEE CLAUSE (or substantial equivalent) in favor of Lender. This clause must provide that any act or neglect of the mortgagor or owner of the insured property will not invalidate the interest of Lender. The policy or endorsements must provide for at least 10 days prior written notice to Lender of policy cancellation.

c. **Personal Property Hazard Insurance** coverage on all equipment, fixtures or inventory that is collateral for the Loan, in the amount of full replacement costs. If full replacement cost insurance is not available, coverage should be for maximum insurable value. Insurance coverage must contain a LENDER'S LOSS PAYABLE CLAUSE in favor of Lender. This clause must provide that any act or neglect of the debtor or owner of the insured property will not invalidate the interest of Lender. The policy or endorsements must provide for at least 10 days prior written notice to Lender of policy cancellation.

2. **Environmental Requirements**

a. Lender may not disburse the Loan until it has:

(1) completed the review for potential environmental contamination required in SOP 50 10(4) ("Environmental Investigation") on each business real property site that is:

(a) acquired or improved with proceeds from Loan, or

(b) taken as collateral if the site represents over 50% of the value of all collateral securing the Loan; and

(2) sufficiently minimized the risk from any adverse environmental findings discovered in the Environmental Investigation, or otherwise, as required by SOP 50 10(4), Subpart A, Chapter 5, Paragraph 7 (Environmental Conditions).

b. Lender should consult with the local SBA office where the real property collateral is located to ascertain any state or local environmental requirements.

3. Borrower, Guarantor and Operating Company Documents

a. Prior to closing, Lender must obtain from Borrower, Guarantor and Operating Company a current copy of each of the following as appropriate:

(1) **Corporate Documents**-Articles or Certificate of Incorporation (with amendments), any By-laws, Certificate of Good Standing (or equivalent), Corporate Borrowing Resolution, and, if a foreign corporation, current authority to do business within this state.

(2) **Limited Liability Company (LLC) Documents**-Articles of Organization (with amendments), Fact Statement or Certificate of Existence, Operating Agreement, Borrowing Resolution, and evidence of registration with the appropriate authority.

(3) **General Partnership Documents**-Partnership Agreement, Certificate as to Partners, and Certificate of Partnership or Good Standing (or equivalent), as applicable.

(4) **Limited Partnership Documents**-Partnership Agreement, Certificate as to Partners, and Certificate of Partnership or Good Standing (or equivalent), as applicable, Certificate of Limited Partnership, and evidence of registration with the appropriate authority.

(5) **Limited Liability Partnership (LLP) Documents**-Partnership Agreement, Certificate as to Partners, Certificate of Partnership or Good Standing (or equivalent) as applicable, and evidence of registration with the appropriate authority.

(6) **Trustee Certification-A** Certificate from the trustee warranting that:

(a) The trust will not be revoked or substantially amended for the term of the Loan without the consent of SBA;

(b) The trustee has authority to act;

(c) The trust has the authority to borrow funds, guarantee loans, and pledge trust assets;

(d) If the trust is an Eligible Passive Company, the trustee has authority to lease the property to the Operating Company;

(e) There is nothing in the trust agreement that would prevent Lender from realizing on any security interest in trust assets;

(f) The trust agreement has specific language confirming the above; and

(g) The trustee has provided and will continue to provide SBA with a true and complete list of all trustors and donors.

(7) **Trade Name**-Documentation that Borrower has complied with state requirements for registration of Borrower's trade name (or fictitious name), if one is used.

b. Prior to closing, Lender must obtain from Borrower and Operating Company:

(1) **Ownership**-Evidence that ownership and management have not changed without Lender's approval since the application was submitted.

4. **Operating Information**

Prior to any disbursement of Loan proceeds, Lender must obtain:

a. **Verification of Financial Information-**Lender must submit IRS Form 4506-T (SBA version) to the Internal Revenue Service to obtain federal income tax information on Borrower or, if the Borrower is an EPC, then the Operating Company for the last 3 years (unless Borrower or Operating Company is a start-up business). If the business has been operating for less than 3 years, lender must obtain the information for all years in operation. This requirement does not include tax information for the most recent fiscal year if the fiscal year-end is within 6 months of the application date. Lender must compare the tax data received from the IRS with the financial data or tax returns submitted with the Loan application, and relied upon in approving the Loan. Borrower must resolve any significant differences to the satisfaction of Lender and SBA. Failure to resolve differences may result in cancellation of the Loan.

If the Loan involves purchase of a business or change of ownership, Lender must verify financial information provided by the seller of the business in the same manner as above.

If Lender does not receive a response from the IRS within 10 business days of submitting the IRS Form 4506-T, then Lender may disburse prior to completing this verification provided that Lender has submitted IRS Form 4506-T to the IRS no later than 10 business days from the approval date of this Authorization. Lender must still perform the verification and resolve any significant differences discovered.

b. **Authority to Conduct** Business-Evidence that the Borrower has an Employer Identification Number and all insurance, licenses, permits and other approvals necessary to lawfully operate the business.

c. **Flood Hazard Determination-A** completed Standard Flood Hazard Determination (FEMA Form 81-93).

d. **Lease** Current lease(s) on all business premises where collateral is located with term, including options, at least as long as the term of the Loan.

5. **Injection**

Lender must obtain evidence that prior to disbursement:

a. **Cash Injection**-At least $3,375.00 cash has been injected into the business as equity capital. This cash is for other soft costs.

6. **Standby Agreement**

a. Lender to obtain Standby Creditor's Agreement from CenterStaging Musical Productions, Inc., a California Corporation, for $670,500.00, plus all accrued and future interest (Standby Debt). no monthly payments, interest accrues monthly at 6.0% and shall be due and payable concurrently with the principal on the Maturity date of September 21, 2012.. Standby Creditor must subordinate any lien rights in collateral securing the Loan to Lender's rights in the collateral, and take no action against Borrower or any collateral securing the Standby Debt without Lender's consent. Lender must attach a copy of the Standby Note evidencing the Standby Debt to the Standby Creditor's Agreement. Lender may use its own form or SBA Form 155.

b. Lender to obtain Standby Creditor's Agreement from CenterStaging Musical Productions, Inc., a California Corporation, for $25,000.00, plus all accrued and future interest (Standby

Debt). Monthly payments of interest on Standby Debt, at 9.25% per year, may be made if Borrower is not in default under the Note. Standby Creditor must subordinate any lien rights in collateral securing the Loan to Lender's rights in the collateral, and take no action against Borrower or any collateral securing the Standby Debt without Lender's consent. Lender must attach a copy of the Standby Note evidencing the Standby Debt to the Standby Creditor's Agreement. Lender may use its own form or SBA Form 155.

c. Lender to obtain Standby Creditor's Agreement from CenterStaging Musical Productions, Inc., a California Corporation, for $75,000.00, plus all accrued and future interest (Standby Debt). Monthly payments of $1,593.00, consisting of principal and interest on Standby Debt, at 10.00% per year, beginning October 1, 2000 may be made if Borrower is not in default under the Note. Standby Creditor must subordinate any lien rights in collateral securing the Loan to Lender's rights in the collateral, and take no action against Borrower or any collateral securing the Standby Debt without Lender's consent. Lender must attach a copy of the Standby Note evidencing the Standby Debt to the Standby Creditor's Agreement. Lender may use its own form or SBA Form 155.

d. Lender to obtain Standby Creditor's Agreement from CenterStaging Musical Productions, Inc., a California Corporation, for $75,000.00, plus all accrued and future interest (Standby Debt). Monthly payments of $1,593.00, consisting of principal and interest on Standby Debt, at 10.00% per year, beginning October 1, 2000 may be made if Borrower is not in default under the Note. Standby Creditor must subordinate any lien rights in collateral securing the Loan to Lender's rights in the collateral, and take no action against Borrower or any collateral securing the Standby Debt without Lender's consent. Lender must attach a copy of the Standby Note evidencing the Standby Debt to the Standby Creditor's Agreement. Lender may use its own form or SBA Form 155.

7. Certifications and Agreements

a. Lender must require Borrower to certify that:

(1) **Receipt of Authorization**-Borrower has received a copy of this Authorization and SBA Form 793, Notice to New SBA Borrower, from Lender; and acknowledges that:

(a) The Authorization is not a commitment by Lender to make a loan to Borrower;

(b) The Authorization is between Lender and SBA and creates no third party rights or benefits to Borrower;

(c) The Note will require Borrower to give Lender prior notice of intent to prepay.

(d) If Borrower defaults on Loan, SBA may be required to pay Lender under the SBA guarantee. SBA may then seek recovery of these funds from Borrower. Under SBA regulations, 13 CFR Part 101, Borrower may not claim or assert against SBA any immunities or defenses available under local law to defeat, modify or otherwise limit Borrower's obligation to repay to SBA any funds advanced by Lender to Borrower.

(e) Payments by SBA to Lender under SBA's guarantee will not apply to the Loan account of Borrower, or diminish the indebtedness of Borrower under the Note or the obligations of any personal guarantor of the Note.

(2) **Child Support**-No principal who owns at least 50% of the ownership or voting interest of the company is delinquent more than 60 days under the terms of any (a) administrative order, (b) court order, or (c) repayment agreement requiring payment of child support.

(3) **Current** Taxes-Borrower is current on all federal, state, and local taxes, including but not limited to income taxes, payroll taxes, real estate taxes, and sales taxes.

(4) **Environmental**-For any real estate pledged as collateral for the Loan or where the Borrower is conducting business operations (collectively "the Property"):

(a) At the time Borrower submitted the Loan application, Borrower was in compliance with all local, state, and federal environmental laws and regulations pertaining to reporting or clean-up of any hazardous substance, hazardous waste, petroleum product, or any other pollutant regulated by state or federal law as hazardous to the environment (Contaminant), and regarding any permits needed for the creation, storage, transportation or disposal of any Contaminant;

(b) Borrower will continue to comply with these laws and regulations;

(c) Borrower, and all of its principals, has no knowledge of the actual or potential existence of any Contaminant that exists on, at, or under the Property, including groundwater, other than what was disclosed in connection with the Environmental Investigation of the Property;

(d) Until full repayment of the Loan, Borrower will promptly notify Lender and SBA if it knows or suspects that there has been, or may have been, a release of a Contaminant in, at, or under the Property, including groundwater, or if Borrower or such Property are subject to any investigation or enforcement action by any federal, state, or local environmental agency (Agency) pertaining to any Contaminant on, at, or under such Property, including groundwater;

(e) As to any Property owned by Borrower, Borrower indemnifies, and agrees to defend and hold harmless, Lender and SBA, and any assigns or successors in interest which take title to the Property, from and against all liabilities, damages, fees, penalties or losses arising out of any demand, claim or suit by any Agency or any other party relating to any Contaminant found on, at, or under the Property, including groundwater, regardless of whether such Contaminant resulted from Borrower's operations. (Lender or SBA may require Borrower to execute a separate indemnification agreement).

b. Lender must require Borrower to certify that it will:

(1) **Reimbursable Expenses**-Reimburse Lender for expenses incurred in the making and administration of the Loan.

(2) **Books, Records, and Reports**

(a) Keep proper books of account in a manner satisfactory to Lender;

(b) Furnish year-end statements to Lender within 120 days of fiscal year end;

(c) Furnish additional financial statements or reports whenever Lender requests them;

(d) Allow Lender or SBA, at Borrower's expense, to:

[1] Inspect and audit books, records and papers relating to Borrower's financial or business condition; and

[2] Inspect and appraise any of Borrower's assets; and

[3] Allow all government authorities to furnish reports of examinations, or any records pertaining to Borrower, upon request by Lender or SBA.

(3) **Equal Opportunity**-Post SBA Form 722, Equal Opportunity Poster, where it is clearly visible to employees, applicants for employment and the general public, and comply with the requirements of SBA Form 793, Notice to New SBA Borrowers.

(4) **American-made Products**-To the extent practicable, purchase only American-made equipment and products with the proceeds of the Loan.

(5) **Taxes**-Pay all federal, state, and local taxes, including income, payroll, real estate and sales taxes of the business when they come due.

c. Lender must require Borrower to certify that it will not, without Lender's prior written consent:
   (1) **Distributions-**Make any distribution of company assets that will adversely affect the financial condition of Borrower.
   (2) **Ownership Changes-**Change the ownership structure or interests in the business during the term of the Loan.
   (3) **Transfer of Assets-**Sell, lease, pledge, encumber (except by purchase money liens on property acquired after the date of the Note), or otherwise dispose of any of Borrower's property or assets, except in the ordinary course of business.

ADMINISTRATOR
SMALL BUSINESS ADMINISTRATION

April 29, 2005

By: Kurt Priewe, Vice President / SBA Dept. Manager, Date
a Preferred Lender, as Lender and as an agent of and on behalf of the SBA for the purpose of executing this Authorization.